UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

NATURE’S SUNSHINE PRODUCTS, INC.

(Exact name of registrant specified in its charter)

Utah	0-8707	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 West Executive Parkway, Suite 100, Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (801) 341-7900

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2014, Nature’s Sunshine Products, Inc. (the “Company”) and Shanghai Fosun Pharmaceutical (Group) Co., Ltd, a company organized in the People’s Republic of China (“Fosun Pharma”) entered into (i) a Stock Purchase Agreement (the “Stock Purchase Agreement”), (ii) a Stockholder Agreement (the “Stockholder Agreement”), and (iii) a Standstill Agreement (the “Standstill Agreement”).

On June 26, 2014, the Company, Fosun Industrial Co., Limited (a wholly-owned subsidiary of Fosun Pharma, “Fosun Industrial”) and Nature’s Sunshine Hong Kong Limited (“NSP HK”) entered into a Share Subscription Agreement (the “Subscription Agreement”).

The closing of the transactions contemplated by the Stock Purchase Agreement, the Stockholder Agreement, the Standstill Agreement and the Subscription Agreement, as summarized below, are subject to customary conditions, including the receipt of required regulatory approvals, and are expected to close concurrently with one another.  The Company currently anticipates closing these transactions in the third quarter of 2014.

Stock Purchase Agreement

The Stock Purchase Agreement provides for the purchase by Fosun Pharma from the Company of approximately 2.86 million newly issued shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”) at a purchase price of $16.19 per share.  The number of Shares to be purchased by Fosun Pharma shall be adjusted at closing to take account of any increase in the outstanding shares of common stock of the Company between signing and closing such that the shares to be purchased by Fosun Pharma represent approximately 15% of the issued and outstanding shares of the Company’s Common Stock at closing.

The Stock Purchase Agreement contains customary representations, warranties, covenants and agreements.  The consummation of the transactions contemplated by the Stock Purchase Agreement is conditioned upon a number of conditions, including receipt of necessary regulatory approvals and the closing of the Joint Venture transactions.  The Stock Purchase Agreement provides that the Company is obligated to indemnify Fosun Pharma under certain circumstances based upon breaches of representations or covenants by the Company in the Stock Purchase Agreement, subject to customary exceptions and limitations.

The Company intends to use a portion of the net proceeds from the sale of the Shares to fund its share of the establishment of the Joint Venture (as defined and described in further detail below) and pay a special one-time cash dividend of $1.50 per share on its common stock, contingent upon the transaction closing. The Shares are being issued pursuant to a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act.

Stockholder Agreement

The Stockholder Agreement provides Fosun Pharma with certain registration rights with respect to the Shares and includes agreements with respect to Fosun Pharma’s ownership of the Shares and other actions related to the Company.

Under the Stockholder Agreement, the Shares cannot be disposed of by Fosun Pharma or its affiliates during a lockup period commencing on the date of the issuance of the Shares on the closing of the transactions and continuing for a period until the earlier of the date that is (i) two years from such issuance date or (ii) twelve (12) months from the date that the Joint Venture becomes Operational (as defined in the Stockholder Agreement) (the “Lockup Period”), subject to certain exceptions.   Following the expiration of the Lockup Period, Fosun Pharma may not transfer the Shares to any third party that would thereafter own greater than 10% of the Company’s Common Stock except through open market transactions, and except (i) in the case where there is a shareholder that holds more shares of the Company’s Common Stock than Fosun Pharma or (ii) where Fosun Pharma is the largest shareholder, and such transfer would not result in another party being the largest shareholder.

Following the expiration of the Lockup Period, if Fosun Pharma or its affiliates seek to transfer any Shares such that they collectively would own less than 5% of the Company’s Common Stock, (i) Fosun Pharma shall cause Fosun

Industrial to sell all of the shares of the Joint Venture held by Fosun Industrial to the Company, (ii) the Company shall purchase all such shares and (iii) the closing of the transfer of the Shares and the sale of the shares of the Joint Venture shall occur concurrently.

The Stockholder Agreement will provide Fosun Pharma certain registration rights following the expiration of the Lockup Period with respect to the Shares under certain circumstances, subject to the procedures and conditions set forth in the Stockholder Agreement.  Such registration rights terminate when Fosun Pharma and its affiliates own less than 500,000 of the Shares.

Fosun Pharma will be entitled to designate one director (the “Investor Designee”) to serve on the Company’s board of directors (the “Board”)  until the earlier of the date that Fosun Pharma holds less than 66.6% of the Shares and the date that Fosun Pharma holds less than 10% of the Company’s outstanding Common Stock.  Fosun Pharma is required to cause all shares of Common Stock with respect to which Fosun Pharma and its affiliates have the power to vote or direct the voting as recommended by the Board in connection with the vote by the holders of Common Stock involving (i) the election or  removal of directors to the Board and (ii) compensation matters involving officers, directors or employees of the Company and its subsidiaries, which voting rights will remain in effect until the earliest of the time Fosun Pharma and its affiliates own less than 10% of the outstanding Common Stock, a change in control and the fourth anniversary of the closing of the transactions contemplated by the Stock Purchase Agreement.  Notwithstanding the foregoing, the voting rights described above shall not be effective during any period during which no Investor Designee has a seat on the Board.

The Stockholder Agreement also provides Fosun Pharma with preemptive rights to purchase its pro rata share of certain equity securities offered by the Company after the date of the issuance of the Shares.  Such preemptive rights shall not be effective at any time Fosun Pharma and its affiliates do not own at least 3.0% of the Company’s outstanding Common Stock.

Standstill Agreement

The Standstill Agreement prohibits Fosun Pharma from engaging in certain activities (the “Standstill Restrictions”), including (i) acquiring additional Common Stock of the Company, such that after giving effect to such acquisition, Fosun Pharma would own in excess of 19.9999% of the issued and outstanding Common Stock of the Company, (ii) making, or in any way participating in, directly or indirectly any solicitation of proxies to vote, or seeking to advise or influence any person or entity with respect to the voting, of any voting securities of the Company, (iii) nominating, or seeking to nominate, directly or indirectly, any person to the Board, other than in accordance with the Stockholder Agreement, (iv) making any public announcement with respect to, or submitting a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the acquisition or change of control of the Company or any of its securities or assets (including, for the avoidance of doubt and without limitation, a tender offer or the acquisition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole), (v) forming, joining or in any way participate in a group in connection with any of the foregoing, (vi) otherwise acting or seeking to control the Board or the management or policies of the Company or (vii) taking any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described above.

The Standstill Restrictions terminate on the earlier of (a) the later to occur of (x) June 30, 2015 or (y) (A) the date upon which no persons affiliated with Fosun Pharma are serving on the Board (in the case of (i) above) and (B) three months after such date (in the case of (ii) through (vii) above) and (b) the date that is four years after the closing of the transactions contemplated by the Stock Purchase Agreement.

Subscription Agreement

The Subscription Agreement provides for the subscription and purchase by the Company and Fosun Industrial of the ordinary shares of NSP HK such that at the closing of the transactions contemplated by the Subscription Agreement, the Company will subscribe for and purchase 80% of the ordinary shares of NSP HK at a subscription price of $15,999,999 and Fosun Industrial will subscribe for and purchase 20% of the ordinary shares of NSP HK at a subscription price of $4,000,000.  Immediately prior to such purchase, NSP HK will be 100% owned by the Company.

Following the closing of the transactions contemplated by the Subscription Agreement, NSP HK will establish (i) an indirect wholly-owned subsidiary in China to engage in the distribution of NSP-branded and other designated products in China through retail channels and (ii) an indirect wholly-owned subsidiary in China to engage in the direct selling of Synergy-branded and other designated products, in each case subject to receipt of required regulatory approvals and permits (together with NSP HK and any intermediate holding companies, the “Joint Venture”).  Pursuant to the Subscription Agreement, the Company and Fosun Industrial will determine with the Chinese regulatory authorities as to the feasibility of the contemplated structure of the Joint Venture to enable the applicable Chinese subsidiary to obtain all regulatory approvals and permits required to engage in direct selling in China, and will use their respective commercially reasonable efforts to agree on an alternative Joint Venture structure if the contemplated structure is not feasible.

At the closing of the transactions contemplated by the Subscription Agreement, the Company, Fosun Industrial and NSP HK would enter into an Operating Agreement (the “Operating Agreement”) relating to the ownership, management and operation of NSP HK as a 80%-20% joint venture between the Company and Fosun Industrial.  The Operating Agreement, among other things, would provide: (i) that the board of directors of NSP HK shall consist of three members, two designated by the Company and one designated by Fosun Industrial, (ii) that the general manager, controller, legal representative and supervisor of each Chinese subsidiary will be nominated by the Company and the vice general manager of each Chinese subsidiary will be nominated by Fosun Industrial who will be responsible for administrative matters, (iii) that certain actions by NSP HK require approval by the Fosun Industrial director or Fosun Industrial (as applicable) in addition to a majority of the directors or shareholders holding a majority of the outstanding shares of NSP HK (as applicable), (iv) that the Company will license certain trademarks and other intellectual property to NSP Hong Kong and (v) certain transfer restrictions and termination events.

The foregoing descriptions of the Subscription Agreement, the Stock Purchase Agreement, the Stockholder Agreement and the Standstill Agreement do not purport to be complete and are qualified in their respective entireties by reference to such agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report with respect to the Purchase Agreement is incorporated into this Item 3.02 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Stockholder Agreement described in Item 1.01 above, Fosun Pharma and the Company have agreed (subject to a customary background check) that the initial Investor Designee shall be Mr. Li Dongjiu, and the Company shall appoint Mr. Li Dongjiu to fill a vacant seat on the Board upon the closing of the transactions discussed herein.

Item 7.01 Regulation FD Disclosure.

On June 26, the Company issued a press release regarding the transactions referenced herein. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of the Exchange Act, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01              Financial Statements and Exhibits.

The following documents are filed as exhibits to this report:

Item No.	Exhibit
10.1	Stock Purchase Agreement dated June 26, 2014, between Nature’s Sunshine Products, Inc. and Shanghai Fosun Pharmaceutical (Group) Co., Ltd.
10.2	Stockholder Agreement dated June 26, 2014, between Nature’s Sunshine Products, Inc. and Shanghai Fosun Pharmaceutical (Group) Co., Ltd.
10.3	Standstill Agreement dated June 26, 2014, between Nature’s Sunshine Products, Inc. and Shanghai Fosun Pharmaceutical (Group) Co., Ltd.
10.4	Share Subscription Agreement dated June 26, 2014, among Nature’s Sunshine Products, Inc., Fosun Industrial Co., Limited and Nature’s Sunshine Hong Kong Limited.
99.1	Press Release issued by Nature’s Sunshine Products, Inc., dated June 26, 2014

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.

Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements include the following:

•                  the receipt of required regulatory approvals with respect to the transactions with Fosun Pharma and Fosun Industrial and the compliance with the other conditions precedent to the closing of the transactions;

•                  any negative consequences resulting from the economy, including the availability of liquidity to the Company, its customers and its suppliers or the willingness of its customers to purchase products;

•                  the Company’s relationship with, and its ability to influence the actions of, its distributors;

•                  improper action by the Company’s employees or distributors;

•                  negative publicity related to its products or direct selling organization;

•                  changing consumer preferences and demands;

•                  the Company’s reliance upon, or the loss or departure of any member of, its senior management team which could negatively impact its distributor relations and operating results;

•                  the competitive nature of the Company’s business;

•                  regulatory matters governing the Company’s products, its direct selling program, or the direct selling market in which it operates;

•                  legal challenges to the Company’s direct selling program;

•                  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with its third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela, Ukraine, Russia and Belarus;

•                  uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•                  the Company’s dependence on increased penetration of existing markets;

•                  the Company’s reliance on its information technology infrastructure;

•                  the sufficiency of trademarks and other intellectual property rights;

•                  changes in tax laws, treaties or regulations, or their interpretation;

•                  taxation relating to its distributors;

•                  product liability claims;  and

•                  share price volatility related to, among other things, speculative trading.

All forward-looking statements speak only as of the date of this Current Report on Form 8-K and are expressly qualified in their entirety by the cautionary statements included in this release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: July 1, 2014	By:	/s/ Steve Bunker
Steve Bunker, Chief Financial Officer

EXHIBIT INDEX

Item No.	Exhibit
10.1	Purchase Agreement dated June 26, 2014, between Nature’s Sunshine Products, Inc. and Shanghai Fosun Pharmaceutical (Group) Co., Ltd.
10.2	Stockholder Agreement dated June 26, 2014, between Nature’s Sunshine Products, Inc. and Shanghai Fosun Pharmaceutical (Group) Co., Ltd.
10.3	Standstill Agreement dated June 26, 2014, between Nature’s Sunshine Products, Inc. and Shanghai Fosun Pharmaceutical (Group) Co., Ltd.
10.4	Share Subscription Agreement dated June 26, 2014, among Nature’s Sunshine Products, Inc., Fosun Industrial Co., Limited and Nature’s Sunshine Hong Kong Limited
99.1	Press Release issued by Nature’s Sunshine Products, Inc., dated June 26, 2014